UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 18, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California	91342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 18, 2007, QPC Lasers, Inc. (the “Company”) notified certain holders of its securities who have rights of participation in subsequent financings that the Company is seeking to raise additional capital. A copy of the notice is attached hereto as Exhibit 99.1.

On or about April 21, 2008, the Company will furnish to those security holders who so request a non-binding term sheet describing the proposed terms of the financing. A copy of the term sheet is attached hereto as Exhibit 99.2.

As contemplated by the term sheet, the Company is offering a minimum of $500,000 and up to maximum of $3,500,000 in a proposed private placement (the “Convertible Note Financing”) of its convertible unsecured notes (the “Notes”) and warrants (the “Warrants”). The Company has not received any commitments with respect to the proposed financing and there is no assurance that the Company will be able to complete the proposed financing on the terms set forth in the term sheet, or on other terms that are acceptable to the Company.

The Notes and Warrants will be offered solely to “accredited investors” as the term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The securities to be sold in the proposed financing will not be registered under Section 5 of the Securities Act of 1933 and may not be offered or sold in the United States absent such registration except pursuant to an applicable exemption from such registration requirements.

As one of the conditions to the consummation of the Convertible Note Financing as proposed, the Company will be required to amend and obtain waivers of certain covenants restricting financing activities under the Company’s 10% Secured Convertible Debentures due April 16, 2009, and the related Securities Purchase Agreement, dated April 16, 2007, and warrants issued on the same date thereof, and under the Company’s 10% Secured Convertible Debentures due May 22, 2009, and the related Securities Purchase Agreement, dated May 22, 2007, and warrants issued on the same date thereof.

In addition to obtaining such waivers and amendments, the Convertible Note Financing is subject to the negotiation of definitive transaction documents, the receipt of certain third party consents, and other conditions. No assurance can be given that the Convertible Note Financing will be consummated or will be consummated on the terms contained in the term sheet as summarized above.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company’s annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Title
99.1	Advance Notice of Subsequent Financing, dated April 18, 2008
99.2	Term Sheet, dated April 18, 2008

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: April 21, 2008	By:	/s/ George Lintz
George Lintz Chief Financial Officer

Exhibit Index

Exhibit No.	Title
99.1	Advance Notice of Subsequent Financing, dated April 18, 2008
99.2	Term Sheet, dated April 18, 2008